As filed with the Securities and Exchange Commission on September 12, 2008

File No. 001-34141

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Evivrus, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3433587 (I.R.S. Employer Identification No.)

20 Kingsbridge Road, Piscataway, New Jersey (Address of Principal Executive Offices)	08854 (Zip Code)

(908) 541-8600 (Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	NASDAQ Global Market

Securities to be registered pursuant to Section 12(g) of the Act

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND
ITEMS OF FORM 10

Our information statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement
Item 1.	Business

See “Summary,” “The Separation,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Certain Relationships and Related Party Transaction”

Item 1a	Risk Factors	See “Risk Factors”
Item 2.	Financial Information

See “Summary Historical Financial Information,” “Capitalization,” “Selected Historical Financial Statements,” “Unaudited Pro Forma Condensed Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

Item 3.	Properties	See “Business—Operations”
Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”
Item 5.	Directors and Executive Officers	See “Management”
Item 6.	Executive Compensation	See “Management” and “Certain Relationships and Related Party Transactions”
Item 7.	Certain Relationships and Related Transactions, and Director Independence	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management” and “Certain Relationships and Related Party Transactions”
Item 8.	Legal Proceedings	See “Business—Legal Proceedings”
Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “Summary,” “The Separation,” “Capitalization” and “Dividend Policy”
Item 10.	Recent Sales of Unregistered Securities	Not Applicable
Item 11.	Description of Registrant’s Securities to be Registered	See “The Separation,” “Dividend Policy” and “Description of Capital Stock”
Item 12.	Indemnification of Directors and Officers	See “Management” and “Description of Capital Stock”
Item 13.	Financial Statements and Supplementary Data	See “Unaudited Pro Forma Condensed Financial Statements” and “Index to Financial Statements” and the statements referenced therein
Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

Item No.	Caption	Location in Information Statement
Item 15.	Financial Statements and Exhibits	See “Unaudited Pro Forma Condensed Financial Statements” and “Index to Financial Statements” and the statements referenced therein

(a)	List of Financial Statements and Schedules

The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

(1)	Unaudited Pro Forma Condensed Financial Statements of Evivrus, Inc., and

(2)	Financial Statements, including Report of Independent Registered Public Accounting Firm

(b)	Exhibits

The following documents are filed as exhibits hereto unless otherwise indicated:

Exhibit No.	Exhibit Description
*2.1	Form of Separation and Distribution Agreement by and between Evivrus, Inc.and Enzon Pharmaceuticals, Inc.
*3.1	Certificate of Incorporation of Evivrus, Inc.
*3.2	By-laws of Evivrus, Inc.
*10.1	Form of Transition Services Agreement by and between Evivrus, Inc. and Enzon Pharmaceuticals, Inc.
†**10.2	License Agreement, dated September 30, 2005 by and between NatImmune A/S and Enzon Pharmaceuticals, Inc.
†10.2.1	Amendment No. 1 to License Agreement, dated November 15, 2005 by and between NatImmune A/S and Enzon Pharmaceuticals, Inc.
†10.2.2	Amendment No. 2 to License Agreement, dated April 11, 2006 by and between NatImmune A/S and Enzon Pharmaceuticals, Inc.
†**10.2.3	Amendment No. 3 to License Agreement, dated June 14, 2007 by and between NatImmune A/S and Enzon Pharmaceuticals, Inc.
†**10.3	License and Collaboration Agreement, dated July 26, 2006 by and between Santaris Pharma A/S and Enzon Pharmaceuticals, Inc.
†**10.3.1	Amendment No.1 to License and Collaboration Agreement, dated June 13, 2007 by and between Santaris Pharma A/S and Enzon Pharmaceuticals, Inc.
†**10.3.2	Amendment No. 2 to License and Collaboration Agreement, dated June 25, 2007 by and between Santaris Pharma A/S and Enzon Pharmaceuticals, Inc.
†**10.3.3	Amendment No. 3 to License and Collaboration Agreement, dated December 21, 2007 by and between Santaris Pharma A/S and Enzon Pharmaceuticals, Inc.
10.4	Lease—20 Kingsbridge Road, Piscataway, New Jersey
*10.5	Note payable by Enzon Pharmaceutiicals, Inc. to Evivrus, Inc. of $50 million
*10.6	Evivrus, Inc. Equity Plan
*10.7	Evivrus, Inc. Executive Deferred Compensation Plan
*10.8	Evivrus, Inc. Employee Stock Purchase Plan
*10.9	Employment Agreement between Evivrus, Inc. and Jeffrey H. Buchalter
*10.10	Employment Agreement between Evivrus, Inc. and Dr. Ivan Horak
99.1	Preliminary Information Statement of Evivrus, Inc., dated September 12, 2008

†	Previously filed.

*	To be filed by amendment.

**

The Company has requested confidential treatment of the redacted portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has separately filed a complete copy of this exhibit with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Evivrus, Inc.

By: /s/ JEFFREY H. BUCHALTER
Name:	Jeffrey H. Buchalter
Title:	Chairman, President and Chief Executive Officer

Dated: September 12, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description
*2.1	Form of Separation and Distribution Agreement by and between Evivrus, Inc. and Enzon Pharmaceuticals, Inc.
*3.1	Certificate of Incorporation of Evivrus, Inc.
*3.2	By-laws of Evivrus, Inc.
*10.1	Form of Transition Services Agreement by and between Evivrus, Inc. and Enzon Pharmaceuticals, Inc.
†**10.2	License Agreement, dated September 30, 2005 by and between NatImmune A/S and Enzon Pharmaceuticals, Inc.
†10.2.1	Amendment No. 1 to License Agreement, dated November 15, 2005 by and between NatImmune A/S and Enzon Pharmaceuticals, Inc.
†10.2.2	Amendment No. 2 to License Agreement, dated April 11, 2006 by and between NatImmune A/S and Enzon Pharmaceuticals, Inc.
†**10.2.3	Amendment No. 3 to License Agreement, dated June 14, 2007 by and between NatImmune A/S and Enzon Pharmaceuticals, Inc.
†**10.3	License and Collaboration Agreement, dated July 26, 2006 by and between Santaris Pharma A/S and Enzon Pharmaceuticals, Inc.
†**10.3.1	Amendment No.1 to License and Collaboration Agreement, dated June 13, 2007 by and between Santaris Pharma A/S and Enzon Pharmaceuticals, Inc.
†**10.3.2	Amendment No. 2 to License and Collaboration Agreement, dated June 25, 2007 by and between Santaris Pharma A/S and Enzon Pharmaceuticals, Inc.
†**10.3.3	Amendment No. 3 to License and Collaboration Agreement, dated December 21, 2007 by and between Santaris Pharma A/S and Enzon Pharmaceuticals, Inc.
10.4	Lease—20 Kingsbridge Road, Piscataway, New Jersey
*10.5	Note payable by Enzon Pharmaceutiicals, Inc. to Evivrus, Inc. of $50 million
*10.6	Evivrus, Inc. Equity Plan
*10.7	Evivrus, Inc. Executive Deferred Compensation Plan
*10.8	Evivrus, Inc. Employee Stock Purchase Plan
*10.9	Employment Agreement between Evivrus, Inc. and Jeffrey H. Buchalter
*10.10	Employment Agreement between Evivrus, Inc. and Dr. Ivan Horak
99.1	Preliminary Information Statement of Evivrus, Inc., dated September 12, 2008

†	Previously filed.

*	To be filed by amendment.

**

The Company has requested confidential treatment of the redacted portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and has separately filed a complete copy of this exhibit with the Securities and Exchange Commission.